Exhibit 10.9

Power of Attorney

The undersigned, [name of shareholder], as a holder of [percentage of shareholding] of Beijing RYB Children Education Technology Development Co., Ltd. (hereinafter referred to as the “Company”), agrees to grant the rights of, in and to my shareholding of [percentage of shareholding] in the Company to Beijing RYB Technology Development Co., Ltd. (hereinafter referred to as “the Authorizee”), and hereby irrevocably authorizes the Authorizee to exercise the following rights within the term of this Power of Attorney:

The Authorizee is authorized to act on my behalf and in my name to exercise all the rights of, in and to my shareholding of [percentage of shareholding] in the Company in accordance with the laws and articles of association of the Company, including, without limitation, proposing to convene shareholders meeting, receiving any notice regarding convention and procedures of shareholders meeting, attending any shareholders meeting of the Company and exercising any and all voting rights as holder of [percentage of shareholding] of the Company (including designating and appointing any director, general manager, chief financial officer and any other officer of the Company and making decision regarding dividend and distribution, each as authorized representative of the undersigned at applicable shareholders meeting of the Company), and selling or transferring [percentage of shareholding] of the Company held by the undersigned.

The Authorizee has the right to authorize any person unanimously appointed by its board of directors to exercise the rights granted to the Authorizee under this Power of Attorney.

This Power of Attorney shall be valid for ten years from the date of execution, unless the Business Operation Agreement made by and among the Company, the Authorizee and the undersigned is early terminated for any reason.  Upon expiry of the term and at request of the Authorizee, the undersigned shall extend the term of this Power of Attorney as required by the Authorizee.

[intentionally left blank below]

[signature page of this Power of Attorney]

Authorizer: /s/[name of shareholder]

Date: November 4, 2015

The Authorizee:

Beijing RYB Technology Development Co., Ltd.

Authorized Representative: /s/Cao Chimin

(Company chop: /s/Beijing RYB Technology Development Co., Ltd.)

Date: Date: November 4, 2015

Schedule of Material Differences

One or more persons entered into Equity Pledge Agreement with Beijing RYB Technology Development Co., Ltd. and Beijing RYB Children Education Technology Development Co., Ltd. using this form. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

No.	Name of shareholder	Percentage of shareholding
1.	Shi Yanlai	14.5904%
2.	Cao Chimin	28.181%
3.	Zhou Haiying	49%
4.	Gao Shouyan	0.0589%
5.	Si Yujiu	0.1766%
6.	Ma Ling	0.0563%
7.	Tang Ning	0.2549%
8.	Han Yuzheng	0.1885%
9.	Li Shixin	0.4064%
10.	Jiang Jianchuan	0.216%
11.	Cai Weijuan	0.0589%
12.	Zhang Miao	0.0589%
13.	Yao Lan	0.0589%
14.	Yuan Junzhi	0.5501%
15.	Zhong Manwei	0.7069%
16.	Sun Yanbing	0.0589%
17.	Cao Anya	0.0766%
18.	Cao Anyu	0.0589%
19.	Zhang Yunli	0.0884%
20.	Han Xia	0.7167%
21.	Shi Xiaodan	0.1766%
22.	Xue Chunxia	0.0766%
23.	Cao Hongmei	0.1532%
24.	Chen Yongchun	0.1532%
25.	Li Yunjie	0.1178%

26.	Hu Wen	2.7489%
27.	Yang Meng	0.7363%
28.	Lin Yuhua	0.0982%
29.	Jia Chunhong	0.0589%